Exhibit 10.22

June 26, 2026

VME Process, Inc.

3300 S Broadway Ave

Suite 205

Tyler, Texas 75701

Personal Loan

As agreed, KOLE & MARLEE HOLDINGS, LTD (“KMH”) will grant VME PROCESS INC., a subsidiary of VME COMPANIES, INC. (collectively “Borrower”) a loan under the following terms and conditions:

Effective Date:	June 26, 2026 (funding date)

Amount:	$250,000 USD

Term:	180 days

Interest:	Fixed annual percentage rate of 8.5%, compounded monthly.

Borrower agrees to repay KMH the principal amount plus all accrued interest at the end of the term.

The loan may be paid in part or in whole at any time during the term of the loan, with interest calculated based on the actual duration of the loan.

Notwithstanding anything to the contrary contained in this agreement, immediately upon the consummation of an IPO of the equity securities of the Borrower, all outstanding principal and accrued and unpaid interest, shall become immediately due and payable in full, without demand, notice, or legal process of any kind.

Please sign and return the enclosed copy of this letter.

/s/ Kuoh Lee
Kuoh Lee
President
Kole & Marlee Holdings, Ltd

/s/ David Falls
David Falls
Vice President Accounting and
Assistant Secretary
VME Process, Inc.

P +1 903 561 4082	3300 S. Broadway Ave
F +1 903 939 3364	Suite 205
Tyler, TX USA 75701
vmecompanies.com